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                                                                    EXHIBIT 23.2



                        CONSENT OF HUDDLESTON & CO., INC.

         We consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-77603 and 333-38004) and Form S-8 (File Nos. 333-26813, 333-26823, 333-26831, 33-46519, 33-49956, 33-51851, 33-57553,
333-75781, 333-78949, 333-78951, 333-78979, 333-94717, 333-94719, and 33-52100)
of El Paso Corporation of the reference to our report under the captions "Business - Natural Gas Systems" and "Supplemental Natural Gas and Oil Operations (Unaudited)" appearing in the Annual Report on Form 10-K of El Paso CGP Company (formerly The Coastal Corporation) for the year ended December 31, 2000.


HUDDLESTON & CO., INC.


Houston, Texas
March 23, 2001